Exhibit 99.1

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Versigent Launches as New Publicly Traded Company

Company Positioned for Success and Value Creation as Leading Global Provider of Signal, Data & Power Distribution Systems

•	Versigent to Begin Trading on the New York Stock Exchange (NYSE) as “VGNT” Effective Today

•	Executive Team to Ring NYSE Opening Bell April 1, 2026

SCHAFFHAUSEN, Switzerland – Versigent PLC (NYSE: VGNT) today announced the completion of its separation from Aptiv PLC (NYSE: APTV) and its launch as an independent, publicly traded company. Versigent’s shares will begin trading on the New York Stock Exchange (NYSE) under the ticker symbol “VGNT” today where members of the Company’s leadership team are scheduled to ring the Opening Bell.

Versigent is a global leader in the design, manufacturing, and delivery of low- and high-voltage power electrical architectures. With engineering centers on four continents and manufacturing operations in more than 25 countries, Versigent combines global scale with regional responsiveness to serve customers across growing end markets.

“Today marks an important milestone as Versigent begins its next chapter as an independent company built on a century of leadership in advanced power distribution solution systems,” said Joseph Liotine, Chief Executive Officer of Versigent. “As demand grows for greater capability with less complexity, our unmatched combination of engineering expertise, advanced manufacturing excellence, and global scale gives us a distinct advantage. Versigent is purpose-built to amplify our customers’ urgent needs to power smarter, faster, and safer features without compromise.”

Versigent launches with approximately $8.8 billion of revenue, $528 million of net income and $893 million of adjusted EBITDA in 2025, supported by industry-leading design and engineering capabilities, advanced manufacturing expertise, and a broad global production footprint.

Versigent enters the public markets with a cash generative business model and a strong balance sheet that supports disciplined reinvestment and shareholder returns. As an independent company, Versigent will continue to prioritize operational excellence, distinctive innovation and disciplined capital allocation aligned with long-term value creation.

“Versigent is well positioned to unlock greater value as we enter the public markets,” said Doug Ostermann, Chief Financial Officer of Versigent. “We launch with clear priorities and a strong financial profile, including top-line revenue growth of more than three percent and industry-leading double-digit EBITDA margins that we expect to expand by more than 200 basis points over the next three years. Our business is globally scaled, highly engineered and consistently cash-generative, with a path to $1 billion in free cash flow by 2028. Through a balanced and disciplined capital allocation strategy, we are investing thoughtfully in the business while prioritizing attractive returns for shareholders.”

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The separation as an independent, publicly traded company was completed through the distribution, effective April 1, 2026 at 12:01 a.m., Eastern Standard Time, of all the issued and outstanding ordinary shares of Versigent to Aptiv shareholders of record as of the close of business on March 17, 2026, the record date for the distribution. Aptiv shareholders received one ordinary share of Versigent for every three shares of Aptiv common stock held. Aptiv shareholders of record will also receive cash in lieu of any fractional shares to which they would otherwise be entitled. The transaction was completed as a tax-free spin-off for both Swiss and U.S. federal income tax purposes.

Versigent will announce first quarter business results on May 5, 2026 with a conference call occurring at 4:15 p.m. ET., which can be accessed by visiting www.ir.versigent.com.

Versigent operated as part of Aptiv prior to the separation on April 1st 2026. The historical financial measures presented in this release were derived from Aptiv’s accounting records and are presented on a carve-out basis.

About Versigent

Versigent is a global leader in the purposeful design and advanced manufacturing of low and high voltage electrical architectures. Building on a legacy of engineering excellence and trusted partnerships, Versigent delivers versatile, intelligent solutions engineered to unlock greater capabilities for our customers. Powering one in six passenger vehicles in production today, Versigent’s high performance signal, power, and data distribution systems are trusted by industry leaders across automotive, commercial vehicles, agriculture and energy storage. With engineering and manufacturing centers on four continents and operations in more than 25 countries, Versigent’s 138,000 employees match global scale with regional responsiveness to deliver consistent quality and reliable performance connecting the world to faster, smarter and safer experiences. Visit www.versigent.com.

Press contact:

Annalisa Esposito Bluhm, Vice President Corporate Communications and Marketing, Phone: +1.248.817.7990, email: mediarelations@versigent.com

Investor Relations:

email: ir@versigent.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, when made, Versigent’s current views with respect to current events, business plans and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Versigent’s operations and business environment, which may cause the actual results of Versigent to be materially different from any future results, express or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or Versigent’s strategies or expectations are forward-looking

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statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Versigent’s information statement included in its registration statement on Form 10 filed with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for Versigent to predict these events or how they may affect Versigent. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. Versigent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Use of Non-GAAP Financial Information

This press release contains information about Versigent’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted EBITDA is a non-GAAP financial measure.

Management believes the non-GAAP financial measure used in this press release is useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted EBITDA is a useful measure in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses the non-GAAP financial measure for internal planning and forecasting purposes.

The non-GAAP financial measure included in this press release is reconciled to the most directly comparable GAAP financial measure in the attached supplemental schedule at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision-making process to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

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Consolidated Adjusted EBITDA (Unaudited)

Year Ended December 31,

2025

(in millions)

Net income attributable to Versigent	$ 528

Interest income	(3)

Income tax benefit	(6)

Net income attributable to noncontrolling interest	18

Depreciation and amortization	227

EBITDA	$ 764

Other expense, net	10

Equity income, net of tax	(13)

Restructuring	86

Separation costs	42

Other acquisition and portfolio project costs	4

Adjusted EBITDA	$ 893

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